UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2009

SAN JOAQUIN BANCORP
__________________________________________________________________________________________________________________________
(Exact name of registrant as specified in charter)

California	000-52165	20-5002515

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

1000 Truxtun Avenue, Bakersfield, California 93301
_________________________________________________________________________________________________________________________________________
(Address of Principal Executive Offices) (Zip Code)

661-281-0360
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2009, San Joaquin Bancorp entered into indemnification agreements with each member of the Company’s Board of Directors (the “Board”) and each Named Executive Officer (“NEO”). The indemnification agreements indemnify each of the directors and NEOs against expenses or liabilities incurred in connection with the investigation, defense, settlement or appeal of any proceeding associated with the indemnitee being an agent of the Corporation or by reason of anything done or not done by the indemnitee in such capacity. The form of indemnification agreement is attached as exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2009, the Board voted to implement certain cost saving measures in order to enhance the future profitability of the Company. These measures are effective July 1, 2009 and include, among others, the elimination of all remaining personal expense allowances, if any, for NEOs and all directors’ fees for the remainder of 2009.

Item 9.01. Financial Statements and Exhibits. Exhibit 10.1 Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN JOAQUIN BANCORP By: /s/ Stephen M. Annis

Executive Vice President and
Chief Financial Officer

Date: June 26, 2009